UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by Registrant	☑

Filed by Party other than Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

TimefireVR Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

TimefireVR Inc

Dba/ Teraforge

7150 E. Camelback Rd.

Suite 444

Scottsdale AZ  85251

To the shareholders of TimefireVR Inc.:

We are pleased to invite you to attend the Special Meeting of the Shareholders (the “Special Meeting”) of TimefireVR Inc., a Nevada corporation (“Timefire” or the “Company”), which will be held at 10:00 a.m., local time on May 3, 2018 at ______________________________________, for the following purposes:

1.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “TeraForge Ventures Inc.”;
2.	To ratify the sale of the Company’s subsidiary, Timefire LLC; and
3.	To transact such other business as may properly come before the Special Meeting.

The Company’s Board of Directors (the “Board”) has fixed the close of business on March 6, 2018 as the date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Special Meeting to be held on May 3, 2018. This Proxy Statement is available at: https://www.proxyvote.com.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:45 a.m. Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Jonathan Read
Jonathan Read
Chief Executive Officer

Dated: March ___, 2018

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

TimefireVR Inc

Dba/ Teraforge

7150 E. Camelback Rd.

Suite 444

Scottsdale AZ  85251

SPECIAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Timefire in connection with the solicitation of proxies by Timefire’s Board for use at the Special Meeting to be held at 10:00 a.m. on May 3, 2018 at ____________________________. The proxy materials relating to the Special Meeting are first being mailed to shareholders entitled to vote at the meeting on or about March 19, 2018.

Who is entitled to vote?

The Board has fixed the close of business on March 6, 2018 as the Record Date for a determination of shareholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were __________ shares of common stock outstanding. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Special Meeting. There are no shares of preferred stock that are entitled to vote.

The Board intends to use Proxies, executed by shareholders of the Company’s common stock in conjunction with the sale of Timefire LLC (“TLLC”), to vote the shares of the shareholders who executed proxies. The following table sets forth the name and the number of shares of voting stock held by the shareholders who executed proxies:

Name of Holder	Number of Shares subject to Proxy
Jeffrey Rassas (1)	14,915,750
John Wise	7,452,951
Caroline Wise	6,977,951
Hayjour Family LP (2)	14,410,826

(1) Includes shares of common stock owned by Hayjour Family LP.

(2) Jeffrey Rasas is the general partner.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Equity Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Special Meeting if your shares are held in street name.

How do I vote?

Record Holder

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by phone. Call ______________ and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Special Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

What constitutes a quorum?

To carry on the business of the Special Meeting, we must have a quorum. For proposal one, a quorum is present when 50.1% of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. For proposal two, a quorum is present when 25% of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Broker non-votes (because there is a non-routine matter presented at the Special Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit solicitation of proxies.

Which proposals are considered “Routine” or “Non-Routine”?

Proposal 1 is routine.

Proposal 2 is non-routine.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the Proposals.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by the Board on any non-routine matter. See the note below and the following question and answer.

How are abstentions treated?

Abstentions only have an effect on the outcome of any matter being voted on that requires the approval based on the Company’s total voting stock outstanding. Thus, abstentions have no effect on any of the proposals.

How many votes are needed for each proposal to pass, is broker discretionary voting allowed and what is the effect of an abstention?

Proposals		Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
(1)	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “TeraForge Ventures Inc.”;	Majority of the votes outstanding	Yes	No effect*
(2)	To ratify the sale of the Company’s subsidiary, Timefire LLC	Majority of the votes cast	No	No effect*
*	Abstentions will reduce the number of affirmative votes received, but not the required number of votes or percentage needed for the proposal to pass.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your proxy card.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of Timefire, by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: TimefireVR Inc., Dba/Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What happens if additional matters are presented at the Special Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting. If you submit a signed proxy card, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, then Mr. Jonathan Read, the Company’s Chief Executive Officer and Chairman of the Board, or Mr. Gary Smith, a member of the Board, are authorized to adjourn the Special Meeting until a quorum is present or represented.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Timefire stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: TimefireVR Inc., Dba/ Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to Timefire shareholders with any of the proposals brought before the Special Meeting.

Can a shareholder present a proposal to be considered at an annual or special meeting?

For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the next meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, (the “Exchange Act,”) the following is required:

☐	For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the next Annual Meeting pursuant to Rule 14a-8 under the Exchange Act our Corporate Secretary must receive the written proposal no later than 120 calendar days prior to the anniversary date of the date the Company’s Proxy Statement for its Annual Meeting was mailed to shareholders. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials. Proposals for a meeting of shareholders, other than for our Annual Meeting, must be received a reasonable time before the Company begins to print and send its proxy materials. Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the next applicable annual or special meeting.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to TimefireVR Inc., DBA/ Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

We reserve the right to amend the Company’s Bylaws and any change will apply to the next annual or special Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors have any interest in any of the matters to be acted upon at the Special Meeting.

What is the beneficial ownership of the Company?

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of the Record Date by (i) those persons known by the Company to be owners of more than 5% of its common stock, (ii) each director and director nominee, (iii) the Named Executive Officers, and (iv) the Company’s executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: TimefireVR Inc., DBA/ Teraforge, 7150 E. Camelback Rd., Suite 444 Scottsdale AZ, 85251 Attention: Corporate Secretary.

Class Type	Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage Beneficially Owned
Officers and Directors

Common Stock	Jeffrey Rassas, Former Chief Executive Officer (2)	15,166,506	*

Common Stock	Jonathan R. Read Chief Executive Officer and Chairman of the Board (3)	5,500,000

Common Stock	Gary Smith (4) Director	250,000	---

Common Stock	All Executive Officers and Directors as a Group – 3 members	6,505,680

5% Shareholders
Common Stock	John Wise (5)	7,452,951
Common Stock	Caroline Wise	6,977,951
Common Stock	Hayjour Family LP (6)	14,410,826
Common Stock	Stockbridge Enterprises, L.P. (7)	6,923,637

(1) Applicable percentages are based on ____________ shares of common stock outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

(2)  Rassas. Includes 34,089 shares underlying warrants and 216,667 stock options.

(3) Read. Includes 5,000,000 shares underlying stock options.

(4) Smith. Includes 250,000 shares underlying stock options.

(5) Wise. Includes 2,046,413 shares underlying warrants.

(6) Hayjour. Jeffrey Rassas, is the general partner of Hayjour Family LP (“Hayjour”). Address is 10799 N. 90th St., Suite 200, Scottsdale AZ 85260. Hayjour’s shares are included in Rassas’ beneficial ownership.

(7)  Stockbridge. Includes 399,917 shares underlying warrants. Address is 7377 E. Doubletree Ranch Road, Suite 200, Scottsdale, AZ 85258. Mitchell A. Saltz has voting and investment power over these securities.

The Board Recommends that Shareholders Vote “For” Proposal Nos. 1 and 2.

PROPOSAL 1: APPROVAL OF

ARTICLES OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE

COMPANY’S NAME TO TERAFORGE VENTURES INC.

The Board has adopted resolutions approving, declaring advisable and recommending that our shareholders approve a change of our corporate name from “TimefireVR Inc.” to “TeraForge Ventures Inc.” A copy of the Articles of Amendment to be filed with the Nevada Secretary of State’s Office are attached as Annex A hereto.

Reasons for the Amendment

The Board determined that, in connection with the recent sale of TLLC and transition of the Company into the virtual currency business (collectively, the “Transaction”), that a formal change of the name of the Company to “TeraForge Ventures Inc.” (the “Name Change”) more accurately reflects the Company’s current business activities and will better communicate to the public the current and future nature of the Company’s business operations and enable the Company to better implement its business plan. The Company is principally engaged in the acquisition and sale of cryptocurrencies and businesses in the blockchain industry. We believe a total change of the Company’s name clarifies that the Company is no longer engaged in the virtual reality business. Further, we informally agreed with the buyers of TLLC to eliminate Timefire from our name. The name change can only occur after we give at least 10 days prior notice to the Financial Industry Regulatory Authority (“FINRA”) and FINRA approval occurs. We expect FINRA approval will occur shortly after the Special Meeting.

The name change will not have any material effect on our business, operations, or reporting requirements. Shareholders will not be required to immediately have new stock certificates reflecting the Name Change.

Effect of the Amendment

The Name Change will not affect the validity or transferability of any existing stock certificates that bear the name “TimefireVR Inc.” Shareholders with certificated shares should continue to hold their existing stock certificates, and will not be required to submit their stock certificates for exchange and the rights of shareholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the Name Change becomes effective will bear the name “TeraForge Ventures Inc.”

Currently, our common stock is quoted on the OTCQB under the symbol “TFVR.” Upon effectiveness of the Articles of Amendment and the Name Change, it is anticipated that the stock will begin to trade under the symbol “TFVRD.” A new CUSIP number will be assigned to our common stock following the Name Change.

The Board recommends a vote “For” this proposal.

PROPOSAL 2: RATIFICATION OF THE SALE OF THE COMPANY’S SUBSIDIARY

In December 2017, the Board determined that it was in the Company’s best interest to sell TLLC. Prior to the sale of TLLC, the holders of a majority of the Company’s voting power provided the Board with proxies which gave the Board the right to vote their shares to approve the sale of TLLC. On January 3, 2018, the Company effected the sale of TLLC based on the Board’s approval.

The Company’s business model in the virtual reality business, through TLLC, was not successful. Prior to the sale of TLLC, the Company was unable to refinance its business and was unable to continue its virtual reality business due to a loss of confidence in the virtual reality business by the Company’s investors. Additionally, the Company’s executive officers and directors were threatening to resign due to the Company’s inability to continue its virtual reality business. Upon locating buyers for TLLC, the Board determined that it was in the Company’s best interest to sell TLLC to the buyers and transition the Company into the virtual currency business. The buyers included four shareholders who, at the time of the sale, held the majority of the Company’s voting power.

Under Nevada law, the sale of substantially all assets of the business requires approval by the shareholders prior to effecting the sale. The Nevada Revised Statutes are unclear on what constitutes a sale of substantially all assets of the business. Out of an abundance of caution, the Company obtained the proxies approving the sale of TLLC prior to effecting the sale.

Because shareholder action requires either a meeting of shareholders or shareholder consents and the Securities Exchange Act of 1934 (the “Exchange Act”) requires either a Proxy Statement or an Information Statement to be filed and mailed to shareholders, the Board was concerned a delay could effectively make it impossible for the buyers to keep the virtual reality business operating. Further, the buyers had a conflict of interest in voting for the sale since they were on both sides. The buyers were only willing to finance the Company’s business if the Company deregistered from its public reporting requirements and became a private company. Funds which had previously financed the Company were only willing to continue financing the Company if the Company remained public and subject to the reporting requirements of the Exchange Act. Accordingly, the Board required the four buyers who, at the time of the sale of TLLC, had a majority of voting power to give the Board the proxies. Based on the circumstances described in this section, the Board determined that sale of TLLC was in the best interest of both the Company and the Company’s shareholders.

In consideration for entering in the sale of TLLC, the Company received: (i) $100,000 in cash and (ii) a secured promissory note in the principal amount of $120,000 bearing 6% annual interest that matures in September 2018. Additionally, the buyers and TLLC assumed certain of the Company’s liabilities including a sublease agreement entered into by the Company, loans made by a buyer to the Company, a certain $100,000 senior convertible note of the Company dated March 3, 2017, a certain services agreement entered into by the Company, certain past compensation owed to the Company’s former executive officers, and certain credit card debts owed by the Company. The assumed liabilities totaled approximately $558,054.

The Board recommends a vote “For” this proposal.

OTHER MATTERS

Timefire has no knowledge of any other matters that may come before the Special Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Special Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, Timefire will cancel your previously submitted proxy.

Annex A

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF TIMEFIREVR INC.

TimefireVR Inc. (the ‘‘Company’’), a corporation organized and existing under the Revised Statutes of the State of Nevada (the ‘‘Nevada Revised Statutes’’), hereby certifies as follows:

1. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the Board of Directors and the holders of a majority of the outstanding capital stock of the Company.

2. Article 1 of the Articles of Incorporation is deleted and replaced by the following:

1.	The name of this Company is TeraForge Ventures Inc.

3. These Articles of Amendment to the Articles of Incorporation was duly adopted and approved by the shareholders of the Company on the ______ day of __________, 2018 in accordance with Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of the ______ day of ________, 2018.

TIMEFIREVR INC.

By:________________________	Name: Jonathan Read Title: Chief Executive Officer

TimefireVR Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS – May 3, 2018 AT 10:00 AM

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

PHONE:	Call ________________

INTERNET:	https://www.proxyvote.com

Control ID:

Proxy ID:

Password:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: [  ]

MARK HERE FOR ADDRESS CHANGE [  ] New Address (if applicable):

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: March ___, 2018

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

 (Second Signature if held jointly)

The shareholder(s) hereby appoints Jonathan Read and Gary Smith as proxy, with the power to appoint a substitute, and hereby authorizes him or her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of TIMEFIREVR INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held at 10:00 a.m., local time on May 3, 2018, at the Company’s corporate offices, located at ______________________________________________________, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations. If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

The Board of Directors recommends you vote FOR each of the following Proposals:

1. To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “TeraForge Ventures Inc.”	FOR ☐ AGAINST ☐ ABSTAIN ☐
2. To ratify the sale of the Company’s subsidiary, Timefire LLC;	FOR ☐ AGAINST ☐ ABSTAIN ☐

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